                                                               Exhibit  23

INDEPENDENT AUDITORS  CONSENT

We consent to the incorporation by reference in the Registration Statements of American Gaming & Entertainment, Ltd. on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated March 21, 1997 (which report does not express an opinion on the 1996 or 1995 financial statements), appearing in this Annual Report on Form 10-KSB of American Gaming & Entertainment, Ltd. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 26, 1997

                                   107